 Exhibit 3.1

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEW FORTRESS ENERGY LLC

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	6

ARTICLE II
ORGANIZATION

Section 2.1	Formation	6
Section 2.2	Name	7
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	7
Section 2.4	Purposes	7
Section 2.5	Powers	7
Section 2.6	Term	7
Section 2.7	Title to Company Assets	7

ARTICLE III
MEMBERS AND SHARES

ARTICLE IV
DISTRIBUTIONS

Section 4.1	Distributions	14
Section 4.2	Distributions on Liquidation	14
Section 4.3	Record Holders	14

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

1

ARTICLE VI
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1	Records and Accounting	28
Section 6.2	Fiscal Year	29
Section 6.3	Reports	29

ARTICLE VII
TAX MATTERS

Section 7.1	Tax Elections	29
Section 7.2	Withholding	29

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

Section 8.1	Dissolution	30
Section 8.2	Liquidator	30
Section 8.3	Liquidation	30
Section 8.4	Cancellation of Certificate of Formation	31
Section 8.5	Return of Contributions	31
Section 8.6	Waiver of Partition	31

ARTICLE IX
AMENDMENT OF AGREEMENT

Section 9.1	General	31
Section 9.2	Super-Majority Amendments	32
Section 9.3	Amendments to be Adopted Solely by the Board of Directors	32
Section 9.4	Amendment Requirements	33

2

ARTICLE X
MERGER, CONSOLIDATION OR CONVERSION

ARTICLE XI
MEMBER MEETINGS

ARTICLE XII
GENERAL PROVISIONS

3

FIRST AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF NEW FORTRESS ENERGY LLC

 This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEW FORTRESS ENERGY LLC, is dated as of February 4, 2019. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

 WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on August 6, 2018, and a Limited Liability Company Agreement of New Fortress Energy LLC, dated as of August 6, 2018 (the “Original LLC Agreement”);

WHEREAS, the Board of Directors of the Company have authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein.

NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE I
DEFINITIONS

               Section 1.1          Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

             “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

             “Agreement” means this Amended and Restated Limited Liability Company Agreement of New Fortress Energy LLC, as it may be amended, supplemented or restated from time to time.

             “Board of Directors” has the meaning assigned to such term in Section 5.1.

             “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

             “Capital Contribution” means any cash, cash equivalents or the value of contributed property that a Member contributes to the Company pursuant to this Agreement.

             “Certificate” means a certificate in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

             “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.21, as such Certificate of Formation may be amended, supplemented or restated from time to time.

             “Chairman of the Board” has the meaning assigned to such term in Section 5.1.

              “Change of Control” means the first to occur of the following events: (i) the sale of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert), other than to (x) the Consenting Entities or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company (any Person described in the foregoing clauses (x) or (y), an “Affiliated Person”); (ii) a sale of Shares by either (x) the Company or (y) the Initial Member or its Affiliates to a Person (or group of Persons acting in concert), or a merger, consolidation or similar transaction involving the Company, in any case, that results in more than 50% of the Shares of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include an Affiliated Person; or (iii) any event that results in the Initial Member and its respective Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the Board.“Class A Share” means a Share in the Company designated as a “Class A Share.”

             “Class B Share” means a Share in the Company designated as a “Class B Share.”

             “Closing Date” means the first date on which Class A Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

             “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

             “Commission” means the United States Securities and Exchange Commission.

             “Common Shares” means any Shares that are not Preferred Shares, and for the avoidance of doubt includes Class A Shares and Class B Shares.

             “Company” means New Fortress Energy LLC, a Delaware limited liability company, and any successors thereto.

             “Company Group” means the Company and each Subsidiary of the Company.

             “Conflicts Committee” means a committee of the Board of Directors composed solely of two (2) or more Independent Directors who are not (a) officers or employees of the Company or any Subsidiary of the Company or (b) directors, officers or employees of any Affiliate of the Company or its Subsidiaries (other than the Company Group).

             “Consenting Entities” means NFE WE LLC and NFE RN LLC.

             “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

             “Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

             “DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

             “Director” means a member of the Board of Directors of the Company.

             “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

             “FEP” means Fortress Equity Partners, L.P.

             “Foreign Action” has the meaning assigned to such term in Section 12.9(c).

             “FSC Enforcement Action” has the meaning assigned to such term in Section 12.9(c).

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

             “Group Member” means a member of the Company Group.

           “Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

             “Indemnified Person” means (a) any Person who is or was a Director or Officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (c) FEP and Fortress Investment Group LLC and their respective Affiliates, (d) the Consenting Entities and their respective Affiliates and (e) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Agreement.

             “Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which Shares are listed for trading.

             “Initial Member” means New Fortress Holdings.

             “Initial Shares” means the Class A Shares to be sold in the IPO.

             “IPO” means the initial offering and sale of Class A Shares to the public, as described in the Registration Statement.

             “Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

             “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

             “LLC Agreement” has the meaning assigned to such term in Section 3.6.

             “Member” means each member of the Company.

             “Merger Agreement” has the meaning assigned to such term in Section 10.1.

             “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

             “New Fortress Holdings” means New Fortress Energy Holdings LLC, a Delaware limited liability company.

             “New Fortress Intermediate” means New Fortress Intermediate LLC, a Delaware limited liability company.

             “Officers” has the meaning assigned to such term in Section 5.22(a).

             “Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

             “Percentage Interest” means, as of any date of determination, (i) as to any Class A Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Shares by (y) the total number of all Outstanding Class A Shares, (ii) as to any Class B Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Board of Directors as a part of the issuance of such Shares.

             “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

             “Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to share profits or losses or items thereof, (ii) the right to share in Company distributions, or (iii) rights upon dissolution or liquidation of the Company.

             “Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

             “Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

             “Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

             “Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-228339) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Class A Shares in the IPO.

             “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

             “Share” means a share issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

             “Share Designation” has the meaning assigned to such term in Section 3.2(c).

             “Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

             “Shareholders Agreement” means the Shareholders Agreement expected to be entered into by and among New Fortress Holdings and the Company in connection with the IPO.

             “Solicitation Notice” has the meaning assigned to such term in Section 11.11(c).

             “Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that (i) it has been specifically approved by a majority of the members of the Conflicts Committee, or (ii) it complies with any rules or guidelines established by the Conflicts Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by the Conflicts Committee.

             “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person. For the avoidance of doubt, New Fortress Intermediate and its Subsidiaries shall be deemed to be Subsidiaries of the Company.

             “Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

             “transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

             “Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

             “Underwriter” means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

             “Underwriting Agreement” means the Underwriting Agreement expected to be entered into by the Company providing for the sale of Class A Shares in the IPO.

             “U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

             “Voting Shares” means the Class A Shares, the Class B Shares and any other class of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

               Section 1.2         Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II
ORGANIZATION

               Section 2.1         Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

Section 2.2          Name. The name of the Company shall be “New Fortress Energy LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3         Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 111 W. 19th Street, 8th Floor, New York, New York 10011 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4         Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5          Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

               Section 2.6      Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.7          Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III
MEMBERS AND SHARES

Section 3.1          Members.

(a)         A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b)         The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)         Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)         Subject to Articles X and XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a member of the Company with respect to the Shares so transferred.

(e)         Except to the extent expressly provided in this Agreement (including any Share Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)          Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Company Group Member or Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2          Authorization to Issue Shares.

(a)         The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors or its delegees shall determine, all without the approval of any Members, notwithstanding any provision of Sections 7.1 or 7.2. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)         As of the date of this Agreement, two classes of Shares have been designated: Class A Shares and Class B Shares. As of the date of this Agreement, the Initial Member holds an aggregate of 147,058,824 Class B Shares. The Class A Shares and the Class B Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally. The Company and New Fortress Holdings entered into the Shareholders Agreement, which sets forth certain agreements among them, including with respect to the selection of nominees for the Board of Directors, limitations on the transfer of the Class B Shares, and the registration of the Class A Shares issuable upon the redemption of the Class B Shares under the Securities Act.

(c)         In addition to the Class A Shares and the Class B Shares Outstanding on the date hereof, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”), including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(d)         The Company is authorized to issue an unlimited number of Shares in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Shares), as shall be fixed by the Board of Directors. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

(e)         The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(d).

Section 3.3          Certificates and Transfer.

(a)         Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Company by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company. No Certificate for a class of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Shares; provided, however, that if the Board of Directors elects to cause the Company to issue Shares of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. The shares of the Company shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of shares. The shares of the Company shall be transferred on the books of the Company, which may be maintained by a third-party registrar or the Transfer Agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Company shall issue a new certificate to the person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.

(b)        By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

 (c)       Each certificated share shall be signed, countersigned and registered in the manner required by law. In case any officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(d)          If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(e)        The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for Shares of the Company.  The Company may enter into additional agreements with Shareholders to restrict the transfer of Shares of the Corporation in any manner not prohibited by the Delaware Act.

(f)          Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(g)          Notwithstanding the foregoing, no Class B Shares may be transferred unless a corresponding number of units in New Fortress Intermediate are transferred therewith in accordance with the LLC Agreement.

(h)          Notwithstanding the foregoing, the Initial Member may transfer its Shares in its sole discretion, free of any duty (including any duty as a Director of the Company) to the Company or the other Members.

Section 3.4          Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5          Splits and Combinations.

(a)         The Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event and subject to the effect of paragraph (d) below, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.

(b)         Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not more than 10 days prior to the date of such notice.

(c)         Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)         The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 3.6          Class B Shares. Class B Shares shall be exchangeable for Class A Shares on the terms and subject to the conditions set forth in the Amended and Restated Limited Liability Agreement of New Fortress Intermediate, as it may be amended, restated, supplemented and otherwise modified from time to time (the “LLC Agreement”). The Company will at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon redemption of the outstanding Class B Shares for Class A Shares pursuant to the LLC Agreement, such number of Class A Shares that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude New Fortress Intermediate or the Company from satisfying its rights or obligations in respect of any such redemption of Class B Shares pursuant to the LLC Agreement by delivering to the holder of Class B Shares upon such redemption, cash in lieu of Class A Shares in the amount permitted by and provided in the LLC Agreement or Class A Shares which are held in the treasury of the Company. All Class A Shares that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

Section 3.7          Rights of Members.

(a)        Each Member shall have the right, for a purpose that is reasonably related, as determined by the Board of Directors, to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, to obtain the following documents (which shall be deemed satisfied by virtue of the Company publicly filing such documents via EDGAR):

(i)          the Company’s most recent annual report and any subsequent quarterly or periodic reports required to be filed with the Commission pursuant to Section 13 of the Securities Exchange Act;

(ii)         a copy of other publicly available documents that the Company has filed with the Commission; and

(iii)        a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b)        The rights pursuant to Section 3.7(a) replace in their entirety any rights to information provided for in Section 18-305 of the Delaware Act and each of the Members, each other Person who acquires an interest in a Share and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Section 18-305 of the Delaware Act or otherwise except for the information identified in Section 3.7(a).

(c)         The Company may keep confidential from the Members, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.7).

ARTICLE IV
DISTRIBUTIONS

Section 4.1          Distributions. Subject to the prior rights and preferences, if any, applicable to Preferred Shares or any series thereof, the holders of Class A Shares shall be entitled to receive ratably in proportion to the number of Class A Shares held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Company legally available therefor. Dividends and other distributions shall not be declared or paid on the Class B Shares unless (i) the dividend consists of Class B Shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class B Shares paid proportionally with respect to each outstanding Class B Share and (ii) a dividend consisting of Class A Shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class A Shares on equivalent terms is simultaneously paid to the holders of Class A Shares. If dividends are declared on the Class A Shares or the Class B Shares that are payable in Common Shares, or securities convertible into, or exercisable or exchangeable for Common Shares, the dividends payable to the holders of Class A Shares shall be paid only in Class A Shares (or securities convertible into, or exercisable or exchangeable for Class A Shares), the dividends payable to the holders of Class B Shares shall be paid only in Class B Shares (or securities convertible into, or exercisable or exchangeable for Class B Shares), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Shares and Class B Shares, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Shares and Class B Shares, respectively). In no event shall either Class A Shares or Class B Shares be split, divided, or combined unless the outstanding shares of the other class shall be proportionately split, divided or combined.

Section 4.2          Distributions on Liquidation. Notwithstanding Section 4.1, in the event of the dissolution and liquidation of the Company, all receipts received during or after the end of any quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 8.3.

Section 4.3         Record Holders. Each distribution in respect of a Class  A Share shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Class A Share as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1         Power and Authority of Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Section 5.22, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise expressly provided in this Agreement and subject to Section 5.26, in addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(a)          the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)          the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c)        the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d)        the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(e)          the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(f)          the declaration and payment of distributions of cash or other assets to Members;

(g)          the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h)          the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i)          the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j)          the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k)          the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l)          the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(m)         the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(n)          the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(o)         the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders); and

(p)          the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member.

Section 5.2          Number, Qualification and Term of Office of Directors. The number of Directors which constitutes the whole Board of Directors is eight at the time of the execution of this Agreement and upon completion of the IPO. The number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the Board of Directors then in office, provided that, after the completion of the IPO and for so long as New Fortress Holdings shall have the right to designate nominees to the Board of Directors under the Shareholders Agreement, the number of Directors may not be increased without the consent of New Fortress Holdings. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the whole Board of Directors. At the time of the execution of this Agreement, the Class I Directors shall be Katherine E. Wanner and Matthew Wilkinson, the Class II Directors shall be David J. Grain and C. William Griffin, and the Class III Directors shall be Wesley R. Edens, Randal A. Nardone and John J. Mack. At the time of the execution of this Agreement, the Class I Directors shall have a term expiring at the 2020 annual meeting of Members, the Class II Directors shall have a term expiring at the 2021 annual meeting of Members, and the Class III Directors shall have a term expiring at the 2022 annual meeting of Members. Each Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 5.3         Election of Directors. At each succeeding annual meeting of Members beginning in 2020, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three (3)-year term and until their successors are duly elected or appointed and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Directors need not be Members. The Directors shall be elected at the annual meeting of Members, except as provided in Section 5.6 and each Director elected shall hold office until the third succeeding meeting next after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Members.

Section 5.4          Removal. Any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of holders of a Share Majority, given at an annual meeting or at a special meeting of Members called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.5          Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman or any Co-Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.6          Vacancies. Unless otherwise required by law, any vacancy on the Board of Directors that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the Delaware Act.

              Section 5.7          Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in Section 11.11(b) shall be eligible for election as Directors of the Company, except as may be otherwise provided in any Share Designation with respect to the right of Members of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.

Section 5.8           Chairman of Meetings. The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”), or two or more of its members as Co-Chairmen of the Board (each, a “Co-Chairman of the Board”). At each meeting of the Board of Directors, the Chairman or any Co-Chairman of the Board or, in the absence of a Chairman or Co-Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 5.9           Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 5.10         Regular Meetings. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.

Section 5.11         Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman of the Board, the Chief Executive Officer, or, upon a resolution adopted by the Board of Directors, by the Secretary on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.12        Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.13         Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.14         Quorum. At all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 5.15       Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one (1) or more other committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the Members, any action or matter, other than the election or removal of Directors, expressly required by this Agreement to be submitted to Members for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions, (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the Committee.

Section 5.16        Alternate Members of Committees. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.17         Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 5.18         Remuneration. Each Director shall receive remuneration for such Director’s services as determined by the Board of Directors at any time and from time to time by resolution. The Board of Directors may also likewise provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 5.18 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 5.19         Exculpation, Indemnification, Advances and Insurance.

(a)         Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any Director, any Member or any holder of any equity interest in any Subsidiary of the Company by virtue of being an Indemnified Person or for any acts or omissions in their capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries. The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) arising by virtue of being an Indemnified Person or for any acts or omissions in their capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries, or any investment made or held by the Company or any of its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under the Delaware Act, a Director or Officer of the Company or any Subsidiary of the Company, or an officer, director, member, partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.19 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.19(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law.

(b)         The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.23, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)        Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.19(a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.19(a). Notice of any application for indemnification pursuant to this Section 5.19(c) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(d)          To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.19.

(e)          The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.19(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.19 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.19(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(f)          The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.19 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.19.

(g)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.19 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.19.

(h)          The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Section 5.19 to Indemnified Persons.

(i)           If this Section 5.19 or any portion of this Section 5.19 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.19 that shall not have been invalidated.

(j)           Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(k)         An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.19 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(l)          Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.19, to the maximum extent permitted by law.

(m)        A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence.

(n)        Any amendment, modification or repeal of this Section 5.19 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any indemnitee under this Section 5.19 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.20         Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)          Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between one or more Directors or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than an Initial Member, on the other, any resolution or course of action by the Board of Directors or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors that are held by disinterested parties, (iii) on terms that, when taken together in their entirety, are no less favorable to the Company, Group Member or Member other than an Initial Member, as applicable, than those generally being provided to or available from unrelated third parties, (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company, Group Member or Member other than an Initial Member, as applicable) or (v) with respect to any election on behalf of New Fortress Intermediate to settle a Redemption (as defined in the LLC Agreement) with a Cash Election (as defined in the LLC Agreement), approved by the Board of Directors or a committee of the Board of Directors that has been delegated the authority to make such elections. The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii), (iv) or (v) above, then it shall be presumed that, in making its decision, the Board of Directors (or committee thereof) acted in accordance with any and all of its duties, whether express or implied, in equity or otherwise, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.

(b)         The Members hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the board of directors or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 5.20.

Section 5.21        Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 5.22         Officers.

(a)          The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.22.

(b)          The Officers of the Company may include a Chairman of the Board, one or more Co-Chairmen of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of Members and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.

(c)          Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed by either the Chairman of the Board or the Board of Directors with or without cause at any time. The Board of Directors hereby also delegates the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors to the Chairman of the Board. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d)          Subject to Section 5.26, the Chairman of the Board shall be the Chief Executive Officer of the Company unless the Board of Directors elects another Person as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(e)        If elected, the Chairman or any Co-Chairman of the Board shall preside at all meetings of the Members and of the Board of Directors; and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to him, her or them by the Board of Directors.

(f)         Unless the Board of Directors otherwise determines, the Chief Operating Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company. Unless the Board of Directors otherwise determines, in the absence of the Chairman or any Co-Chairman of the Board or if there be no Chairman or Co-Chairman of the Board, the Board of Directors may designate the Chief Operating Officer or a  President or Co-President to preside at all meetings of the Members and (should he or she be a Director) of the Board of Directors. The Chief Operating Officer and each  President and Co-President shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(g)         In the absence of a Chief Operating Officer, President or Co-President or in the event of an inability or refusal of the Chief Operating Officer and all Presidents and Co-Presidents to act, a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Company shall so act. A Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

(h)          The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in this Agreement and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

(i)           The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

(j)           The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(k)         Unless otherwise directed by the Board of Directors, the Chief Executive Officer, any President or Co-President, the Chief Operating Officer or any other Officer of the Company authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 5.23         Duties of Officers and Directors.

(a)         Except to the extent expressly provided otherwise in this Agreement, the duties and obligations owed to the Company and the Members by the Officers and Directors shall be those duties and obligations applicable to officers and managers, respectively, of a Delaware limited liability company under Delaware law.

(b)         The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

(c)         The Board of Directors, in its capacity as the managing member of New Fortress Intermediate LLC, shall have the right to approve amendments to the New Fortress Intermediate LLC operating agreement relating to the mechanics of a redemption of New Fortress Intermediate LLC units (together with Class B Shares) for Class A Shares without any duty to the Company.

Section 5.24         Outside Activities.

(a)          Except as set forth in Section 5.24(b): (i) each Officer, Director, Consenting Entity and their respective Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to the Company or any Group Member or any Member (other than to the extent such activity is in breach of any express obligation contained in this Agreement or any other agreement to which such Person and the Company or any of its Subsidiaries are parties); and (ii) neither the doctrine of “corporate opportunity” nor any analogous doctrine shall apply to any Officer, Director, Consenting Entity or their respective Affiliates. The Company and each Member hereby renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to or known by any Officer, Director, Consenting Entity or their respective Affiliates, except as provided in Section 5.24(b). Subject to Section 5.24(b), Officers, Directors, Consenting Entities and their respective Affiliates shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to or known by such Officer, Director, Consenting Entity or Affiliate. None of any Group Member, any Member or any other Person shall have any rights by virtue of an Officer’s or Director’s duties as an Officer or Director, this Agreement or any Group Member Agreement in any business ventures of any Officer, Director, Consenting Entity or their respective Affiliates.

(b)      The Company and each Member do not renounce any interest in any business opportunity offered to any Officer, Director, Consenting Entity or their respective Affiliates if such Officer, Director, Consenting Entity or their respective Affiliates engages in such business or activity as a result of or using confidential information of the Company or its Subsidiaries, and the provisions of subsection (a) above shall not apply to any such business opportunity.

(c)       Each Member shall be deemed to have notice of and to have consented to the provisions of this Section 5.24.

Section 5.25       Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.26       Consent Rights.  So long as the Consenting Entities or their Affiliates collectively directly or indirectly own at least 30% of the outstanding Shares, the Company shall not take and shall take all necessary action to cause its subsidiaries not to take, directly or indirectly (whether by amendment, merger, consolidation, reorganization or otherwise) any of the following actions without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its Affiliates owns at least one Share), which consent may be withheld for any reason or no reason, in addition to the Board of Directors’ approval (or, as applicable, the approval of the requisite governing body of any subsidiary of the Company or any requisite statutory vote):

(a)       any material change, through any acquisition, disposition of assets or otherwise, in the nature of the business or operations of the Company and its subsidiaries as of the date of this Agreement;

(b)         terminating Wesley Edens as the chief executive officer of the Company and hiring his successor;

(c)         removing Wesley Edens as the Chairman of the Board;

(d)        any transaction that, if consummated, would constitute a Change of Control or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

(e)         any increase or decrease in the size of the Board of Directors, committees of the Board of Directors and board and committees of subsidiaries of the Company;

(f)         any voluntary election by the Company or any subsidiary of the Company to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing;

(g)        any amendment, modification or waiver of this Section 5.26; and

(h)        any amendment, modification or waiver of this Agreement or any other governing documents of the Company following the date of this Agreement that materially and adversely affects any Consenting Entity or any of their Affiliates.

For the avoidance of doubt, the Consenting Entities may determine to grant or withhold consent to any of the foregoing in their sole and absolute discretion, and nothing in this Section 5.26, or the exercise of the rights contemplated hereby (including any grant or withholding of consent, as the case may be), shall be deemed to create or otherwise result in any duty, obligation or liability on the part of any Consenting Entity or any of their Affiliates, express or implied, in equity or otherwise.

ARTICLE VI
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1           Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 6.2          Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by law.

Section 6.3          Reports.

(a)         As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b)        As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

(c)        The Company shall be deemed to have made a report available to each Record Holder as required by this Section 6.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE VII
TAX MATTERS

Section 7.1          Tax Elections.

(a)        The Company has made an election under Treasury Regulation Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not make an election to be classified as other than an association taxable as a corporation pursuant to Treasury Regulation Section 701.7701-3.

(b)        Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make, change or revoke any other elections permitted by the Code.

Section 7.2          Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company withholds and pays over to any taxing authority any amount in connection with any dividend or other distribution of income to any Member, the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 4.1 or Section 8.3, as applicable in the amount of such withholding from such Member.

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

Section 8.1        Dissolution. The Company shall not be dissolved by the admission of additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)      an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b)      the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company and those of its subsidiaries;

(c)      the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)      at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2        Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3       Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a)      Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)      Liabilities of the Company include income taxes, amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article Iv. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)      Subject to the terms of any Share Designation, the holders of Class A Shares shall be entitled to receive all of the remaining assets of the Company available for distribution to its Members, ratably in proportion to the number of Class A Shares held by them. The holders of Class B Shares, as such, shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 8.4        Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5        Return of Contributions. None of any member of the Board of Directors or any Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6        Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE IX
AMENDMENT OF AGREEMENT

Section 9.1        General. Except as provided in Section 9.2, Section 9.3 and Section 9.4, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 9.1. If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 9.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2       Super-Majority Amendments. Notwithstanding Section 9.1, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 9.2 or Section 9.4(b).

Section 9.3       Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)      a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)      the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)      a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state;

(d)      a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.5 or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)      a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f)       an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)      an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2;

(h)      any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)       an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)       an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(k)       a merger, conversion or conveyance pursuant to Section 10.3(d); or

(l)        any other amendments substantially similar to the foregoing.

Section 9.4         Amendment Requirements.

(a)       Notwithstanding the provisions of Sections 9.1 and 9.3 (other than Section 9.3(d)(iv)), no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b)      Notwithstanding the provisions of Sections 9.1 and 9.3 (other than Section 9.3(d)(iv)), but subject to the provisions of Section 9.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall occur as a result of an amendment approved pursuant to Section 9.4(c), (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

(c)        Except as provided in Section 10.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 9.1, notwithstanding the provisions of Section 9.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

(d)        Notwithstanding the provisions of Sections 9.1 and 9.3 (other than Section 9.3(d)(iv)), so long as the Consenting Entities or their Affiliates collectively directly or indirectly own at least 30% of the outstanding Shares, no amendment to Section 5.26 may be made without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its Affiliates owns at least one Share).

ARTICLE X
MERGER, CONSOLIDATION OR CONVERSION

Section 10.1       Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”), in accordance with this Article X.

Section 10.2       Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a)        If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i)           the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)          the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)         the terms and conditions of the proposed merger or consolidation;

(iv)        the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)          a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)        the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii)        such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

Section 10.3          Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a)        Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement shall direct that the Merger Agreement be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article IX. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting.

(b)         Except as provided in Section 10.3(d), the Merger Agreement as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Voting Shares or of any class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)         Except as provided in Section 10.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)         Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company and (ii) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e)          Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f)         The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(g)         Each Merger, consolidation or conversion approved pursuant to this Article X shall provide that all holders of Class A Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Shares.

Section 10.4        Certificate of Merger. Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5         Effect of Merger.

(a)          At the effective time of the certificate of merger:

(i)          all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)        the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)        all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)        all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)         It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XI
MEMBER MEETINGS

Section 11.1          Member Meetings.

(a)          All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XI. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.

(b)          A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 18 months after the latest to occur of the date of this Agreement or its last annual meeting, it is the intent of the parties that the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. A majority of the Outstanding Voting Shares present at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

(c)          All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(d)          Special meetings of the Members may be called only by the Chairman of the Board or a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. No Members or group of Members, acting in its or their capacity as Members, shall have the right to call a special meeting of the Members, except that if any Consenting Entities or their Affiliates collectively own Outstanding Voting Shares that represent a Share Majority, such Consenting Entities may call a special meeting of the Members.

Section 11.2          Notice of Meetings of Members.

(a)          Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, and (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board of Directors if applicable, or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 12.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the Members at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b)          The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 11.3         Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

Section 11.4        Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XI.

Section 11.5          Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 11.6          Quorum; Required Vote for Member Action; Voting for Directors.

(a)          At any meeting of the Members, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval and the election of Directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b)          Each Outstanding Class A Share and each Outstanding Class B Share shall be entitled to one vote per Share on all matters submitted to Members for approval and in the election of Directors.

(c)          All matters (other than the election of Directors) submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required.

(d)          Directors will be elected by a plurality of the votes cast for a particular position.

Section 11.7          Conduct of a Meeting; Member Lists.

(a)          The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XI, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(b)          A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Shares and showing the address of each such Member and the number of Outstanding Voting Shares registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 11.8          Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 11.9          Voting and Other Rights.

(a)          Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 11.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

(b)          With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

Section 11.10          Proxies and Voting.

(a)          On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)          The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c)          With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 11.11        Notice of Member Business and Nominations.

(a)          Subject to Article V of this Agreement, nominations of Persons for election to the Board of Directors of the Company and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 11.2 of this Agreement, (ii) by or at the direction of the Board of Directors, (iii) for nominations to the Board of Directors only, by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.11 and who was a Record Holder of a sufficient number of Outstanding Voting Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Shares, or (iv) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (c) or (d) of this Section 11.11 and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Company.

(b)         For nominations to be properly brought before an annual meeting by a Member pursuant to Section 11.11(a)(iii), the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members; provided, however, that, in the case of the Company’s first annual meeting, or if the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described in this Section 11.11(b). Such Member’s notice shall set forth: (A) as to each Person whom the Member proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (B) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such Member, as they appear on the Company’s books, and of such beneficial owner, and the class or series and number of Shares of the Company which are owned beneficially and of record by such Member and such beneficial owner.

(c)          For nominations or other business to be properly brought before an annual meeting by a Member pursuant to Section 11.11(a)(iv), (i) the Member must have given timely notice thereof in writing to the Secretary of the Company, (ii) such business must be a proper matter for Member action under this Agreement and the Delaware Act, (iii) if the Member, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, such Member or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s Outstanding Shares required under this Agreement or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s Outstanding Voting Shares reasonably believed by such Member or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such Member and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 11.11, the Member or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice. To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members; provided, however, that, in the case of the Company’s first annual meeting, or if the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first made publicly available, whether by mailing, by filing with the Commission or by posting on an internet web site). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described in this Section 11.11(c). Such Member’s notice shall set forth: (A) as to each Person whom the Member proposes to nominate for election or reelection as a Director (1) the name, age, business address and residence address of such Person, (2) the principal occupation or employment of such Person, (3) the class or series and number of all Shares of the Company which are owned beneficially or of record by such Person and any affiliates or associates of such Person, (4) the name of each nominee holder of Shares of the Company owned beneficially but not of record by such Person or any affiliates or associates of such Person, and the number of such Shares of the Company held by each such nominee holder, (5) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person or any affiliates or associates of such Person, with respect to Shares of the Company, (6) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the Company) has been made by or on behalf of such Person or any affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Company for such Person or any affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person or any affiliates or associates of such Person with respect to Shares of the Company, (7) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics and Share ownership and trading policies and guidelines of the Company and (8) any other information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and a written questionnaire delivered to the Secretary of the Company with respect to the background and qualification of such Person to serve as a Director and the background of any other Person on whose behalf the nomination is being made, (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Member, as they appear on the Company’s books, and of such beneficial owner, (2) the class or series and number of Shares of the Company which are owned beneficially and of record by such Member and such beneficial owner, (3) the name of each nominee holder of Shares of the Company owned beneficially but not of record by such Member or any affiliates or associates of such Member, and the number of such Shares of the Company held by each such nominee holder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Member or any affiliates or associates of such Member, with respect to Shares of the Company, (5) whether and the extent to which any other transaction, arrangement or understanding (including any short position or any borrowing or lending of Shares of the

Company) has been made by or on behalf of such Member or any affiliates or associates of such Member, the effect or intent of any of the foregoing being to mitigate loss to or manage risk or benefit of the price changes of Shares of the Company for such Member or any affiliates or associates of such Member, or to increase or decrease the voting power or pecuniary or economic interest of such Member or any affiliates or associates of such Member with respect to Shares of the Company, (6) a description of (I) in the case of any nomination, all agreements, arrangements or understandings (whether written or oral) between such Member or any affiliates or associates of such Member, and any proposed nominee for election as a Director, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements or understandings (whether written or oral) between such Member or any affiliates or associates of such member, and any other Person or Persons (including their names) pursuant to which the nomination(s) or other business proposal(s) are being made by such Member, or otherwise relating to the Company or their ownership of Shares of the Company and (III) any material interest of such Member or any affiliates or associates of such Member, in such nomination or other business proposal, including any anticipated benefit therefrom to such Member or any affiliates or associates of such Member, (7) a representation that the Member giving notice intends to appear in person or by proxy at the annual meeting to nominate the Person named or propose the business described in its notice, (8) any other information relating to such Member that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act and (9) whether either such Member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s Outstanding Voting Shares required under this Agreement or Delaware law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s Outstanding Shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(d)         Notwithstanding anything in the second sentence of Section 11.11(b) or the second sentence of Section 11.11(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least ninety (90) days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members, then a Member’s notice required by this Section 11.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(e)         Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 11.2 of this Agreement. Subject to Section 5.6 of this Agreement, nominations of Persons for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.11 and who was a Record Holder of a sufficient number of Outstanding Voting Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Voting Shares, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complies with the notice procedures set forth in paragraph (c) or (d) this Section 11.11 and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Company. Nominations by Members of Persons for election to the Board of Directors may be made at such a special meeting of Members if the Member’s notice as required by Section 11.11(b) or Section 11.11(c) for an annual meeting shall be delivered to the Secretary of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(f)           Except to the extent otherwise provided in Article V with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section 11.11 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.11. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11.11 and, if any proposed nomination or business is not in compliance with this Section 11.11, to declare that such defective proposal or nomination shall be disregarded.

(g)          Notwithstanding the foregoing provisions of this Section 11.11, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.11. Nothing in this Section 11.11 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)        A Member providing notice of nomination or any other business proposed to be brought before any meeting of Members shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 11.11(b) or Section 11.11(c), as applicable, shall be true and correct as of the Record Date for such meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Company not later than five (5) business days after the Record Date for such meeting.

ARTICLE XII
GENERAL PROVISIONS

Section 12.1          Addresses and Notices.

(a)          Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 12.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside the United States of America) and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(b)       The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 12.2        Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4         Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5          Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.6          Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7          Third-Party Beneficiaries. Each Member agrees that any Indemnified Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnified Person.

Section 12.8        Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Section 3.3 without execution hereof.

Section 12.9          Applicable Law.

(a)          Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s Members, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware Act or this Agreement, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Section 12.9.

(b)          If any provision or provisions of this Section 12.9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legal and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 12.9 (including, without limitation, each portion of any sentence of this Section 12.9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(c)          To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 12.9(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Member, such Member shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.9(a) (an “FSC Enforcement Action”) and (B) having service of process made upon such Member in any such FSC Enforcement Action by service upon such Member’s counsel in the Foreign Action as agent for such Member.

Section 12.10     Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 12.11      Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.12      Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

/s/ Christopher S. Guinta
Name:	Christopher S. Guinta
Title:	Chief Financial Officer

Signature Page to the First Amended and Restated
Limited Liability Company Agreement